UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event reported):
September 17, 2020 (September 14, 2020)
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National Vision Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Commission file number 001-38257

Delaware		46-4841717
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

2435 Commerce Ave.
Building 2200		30096
Duluth,	Georgia	(Zip Code)
(Address of principal executive offices)
(770) 822‑3600
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.42
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	EYE	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
        If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of Naomi Kelman to Board of Directors
Effective September 14, 2020, the Board of Directors (the “Board”) of National Vision Holdings, Inc. (“National Vision” or the “Company”) increased the size of the Board by one director (to a total size of eight directors) and filled the vacancy created by such increase by appointing Naomi Kelman, age 61, as a Class I director, effective September 14, 2020. Ms. Kelman will hold office until the date of the Company’s 2021 Annual Meeting of Stockholders and until her successor shall be elected and qualified or until her earlier death, resignation, retirement, disqualification or removal.
Ms. Kelman served as the President and Chief Executive Officer of Willow, an innovative medtech company in Silicon Valley, from 2014 to 2019. Prior to that, Ms. Kelman served as the Global Division Head of the Novartis Over-the-Counter Division and a member of the Executive Committee from 2011 to 2012. From 2000 to 2011, Ms. Kelman worked at Johnson & Johnson, holding multiple executive and management roles, including as president of Vistakon (Acuvue contact lenses) and Lifescan (One Touch diabetes monitor). Ms. Kelman also previously led global expansion initiatives during her time at Clairol from 1984 to 2000. Ms. Kelman was selected to our Board because of her leadership and business expertise, her knowledge and background with healthcare companies, including in the optical industry, and her expertise in digital transformation and scaling consumer growth.
The Board has determined that Ms. Kelman qualifies as an independent director under the corporate governance standards of NASDAQ and the independence requirements of Rule 10A-3 of the Exchange Act. Ms. Kelman was not appointed to the Board pursuant to any arrangement or understanding with any other person. Ms. Kelman has no family relationships with any director or executive officer of the Company and there are no transactions in which Ms. Kelman has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Ms. Kelman will be entitled to the annual compensation paid to independent non-employee directors, consisting of a cash retainer of $75,000 (prorated for 2020), payable quarterly in arrears, and $100,000 paid in restricted stock pursuant to the National Vision Holdings, Inc. 2017 Omnibus Incentive Plan (the “Omnibus Incentive Plan”). In connection with her appointment to the Board on September 14, 2020, Ms. Kelman was granted a $100,000 restricted stock award of the Company’s common stock pursuant to the Omnibus Incentive Plan, which will vest in three equal installments on each of the first, second and third anniversaries of the grant date, subject to continued service through the applicable vesting date.
The Company and Ms. Kelman will enter into the Company’s standard form of indemnification agreement for directors, a copy of which was previously filed as Exhibit 10.36 to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-220719) and is incorporated herein by reference.
Resignation of Nate Taylor from Board of Directors
On September 17, 2020, Nate Taylor resigned from the Board, effective immediately. Mr. Taylor, who has served on the Board since February 2014, was a Class I director with a term set to expire at the Company’s 2021 Annual Meeting of Stockholders. At the time of his resignation, Mr. Taylor served as Chairperson of the Board and a member of the Compensation Committee and Nominating and Corporate Governance Committee of the Board. Mr. Taylor confirmed his departure was due to other professional obligations and was not due to any disagreements with the Company.
Appointment of D. Randy Peeler as Chairperson of Board of Directors and to Compensation Committee
On September 17, 2020, following Mr. Taylor’s resignation, the Board decreased the size of the Board by one director (to a total size of seven directors) and appointed Mr. D. Randy Peeler to serve as Chairperson of the Board effective on September 17, 2020. In addition, effective September 17, 2020, the Board appointed Mr. Peeler to the Compensation Committee.

Item 7.01 Regulation FD Disclosure.
A copy of the press release issued by the Company announcing the appointment of Ms. Kelman described in Item 5.02 is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information included in this Current Report on Form 8-K is being furnished under Item 7.01, “Regulation FD Disclosure” of Form 8-K. As such, the information herein shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
See the Exhibit Index immediately preceding the signature page hereto, which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
99.1	National Vision Holdings, Inc. Press Release dated September 14, 2020
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

National Vision Holdings, Inc.

Date: September 17, 2020	By:	/s/ Jared Brandman
	Name:	Jared Brandman
	Title:	Senior Vice President, General Counsel and Secretary